EXHIBIT 23.2

                    [Letterhead of Coopers & Lybrand L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 28, 1998 and April 17, 1997, of our audits of the consolidated financial statements of Sybra, Inc. and of I.C.H. Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

Atlanta, Georgia                                    /s/ Coopers & Lybrand L.L.P.
April 9, 1998